EXHIBIT 10.15

                                  FEE AGREEMENT


       In consideration of the covenants contained herein, the undersigned hereby agree to the terms and conditions of this Fee Agreement (Agreement) as follows: INFODATA SYSTEMS INC. (Assignor), and COMMERCE FUNDING CORPORATION (Assignee), agree that for the Term (as defined below) of this Agreement and pursuant to the terms and conditions set forth below, the Assignor shall deal with Assignee exclusively in the sale, assignment and factoring of those accounts receivable. During the Term of this Agreement, the Assignee and Assignor agree to be bound by the terms and conditions of this Agreement and of the ASSIGNMENT AND TRANSFER OF RECEIVABLES AGREEMENT (Assignment Agreement), executed on or about the date herein, and as may be executed from time to time in the future during the Term of this Agreement, which Assignment Agreement(s) is/are incorporated herein by reference. In the event of any conflict between the terms of this Agreement and the terms of the Assignment Agreement, the parties agree that the terms of the Assignment Agreement shall supersede and control over the terms of this Agreement. Any capitalized terms used in this Agreement shall have the meanings ascribed to such terms as provided in this Agreement or in the Assignment Agreement.

Term:  The Term of this Agreement shall be for 12 months.

Commencement of Term: The Term shall commence upon the date of final acceptance of this Agreement by Assignee.

Renewal of Term: The Term will automatically renew for successive one-year periods unless cancelled by Assignor at any time at least thirty days or more prior to the last day of the existing Term.

Percentage of Debt:  Up to 85% of the eligible Federal Government Contracts; and
                     Up to 80% of the eligible Commercial Contracts.

Discretionary Facility Amount: Assignee at its sole discretion will make available to Assignor fundings up to an amount not to exceed One Million Dollars ($1,000,000).

Transaction Fees: In further consideration for the purchase and financing of Accounts Receivable, Assignor agrees to pay Assignee the following fees, subject to increases in the Prime Rate (as reported in the Wall Street Journal):

     a. Interest - A fee is to be paid semi-monthly at the Prime Rate (as reported in the Wall Street Journal), plus 1.75 percent, based on a 360-day year on the average principal balance outstanding.

     b. Processing - A fee is to be paid at the rate of .65% for the first 30-day period or part thereof, on gross invoice amounts. This fee will be prorated beginning the 31st day.

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       Notwithstanding the above, in any given month, the Interest and
Processing Fees shall be subject to a Monthly Minimum Charge of an aggregate of One Thousand Nine Hundred Fifty Dollars ($1,950.00), which may be deducted from payments otherwise due Assignor.

     c. Wire Transfer - A fee is to be paid for each wire transfer. The current rate is $25.00 per wire, which may change from time to time.

     d. Record Searches - A fee is to be paid for each search of state and county records with respect to Federal Tax Liens, Uniform Commercial Code filings and corporate good standing status. Said searches are conducted periodically and average approximately $45.00, with the actual fee being determined by location of the Assignor's recording jurisdiction.

     e. Examination - A fee is to be paid by Assignor to Assignee for each records inspection at the rate of $500.00 per day plus out of pocket travel expenses related thereto, for the conduct of an audit, examination or verification of Assignor's books ad records by Assignee or its designated agent.

     f. Advances - Fees will be paid on each Advance equal to the Interest fee stated above applied to the Advance amount plus the Processing fee above applied to the quotient resulting from the Advance amount divided by the Percentage of Debt stated above, plus an additional fee of .5% of the quotient above, which additional fee will be deducted from the advance at the time it is made.

Termination:

By Assignor: The Assignor may terminate this Agreement at any time and for any reason upon written notice, which termination shall take effect thirty (30) days after receipt by Assignee or its agents or representatives. If the Assignor terminates this Agreement before the expiration of the current Term, Assignor shall be liable for Termination Fees as set forth below.

     If, however, Assignor seeks to terminate this Agreement to obtain funding from another lender, Assignor shall provide Assignee with a copy of the competing proposal and Assignee reserves the right to match such proposal in a commitment made in writing from the Assignee to the Assignor which shall be delivered by the Assignee to the Assignor within three (3) business days of the receipt by Assignee of such notice from the Assignor. Upon matching said proposal, this Agreement shall continue for the balance of the Term or one year, whichever is longer, unless otherwise sooner terminated by the Assignor for any reason (other than a competing proposal for funding) upon thirty (30) days prior written notice by Assignor to Assignee, subject to Termination Fees.

By Assignee: The Assignee may terminate this Agreement upon written notice, which notice shall take effect 30 days after receipt by Assignor or its agents or representatives. Upon termination, all amounts outstanding are due and payable.

     Notwithstanding the above, Assignee may terminate this Agreement at its discretion at any time if Assignor commits an uncured Event of Default as set forth in the Assignment Agreement, or if there is no new sale of Accounts Receivable on the account for 90 consecutive days. Upon said termination, Assignee shall have the right to setoff against any outstanding


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Invoice, Holdback or Exchange Item for the collection of any monies owed
Assignee including without limitation all Transaction and Termination Fees, and Assignee shall have the authority to exercise all of its rights as set forth in the Assignment Agreement.

Termination Fees:

     In the event Assignor terminates this Fee Agreement before the expiration of the current Term, it shall pay a Termination Fee to Assignee equal to the number of months remaining in the Term times the Monthly Minimum Charge.

When Agreement Becomes Binding:

     Neither this Agreement nor any other transaction related to this Agreement shall be deemed accepted or constitute an offer or be binding upon Assignee until it is accepted and executed by Assignee's authorized officer at its principal office in Vienna, Virginia.

Government Contract Proviso:

     It is understood that if the underlying contract(s) from which the Accounts Receivable are derived are Government Contracts (i.e., subject to 31 U.S.C.,
Section 3727 or 41 U.S.C., Section 15), the terms "sale," "factoring," "purchase," or "financing" contained in this Fee Agreement shall be replaced with the appropriate form of the term "assignment" contained in 31 U.S.C.,
Section 3727 or 41 U.S.C., Section 15.

ASSIGNOR                                   ASSIGNEE

INFODATA SYSTEMS INC.                      COMMERCE FUNDING CORPORATION


By:                                        By:
   ---------------------------------          ---------------------------------
Name:                                      Name:
     -------------------------------            -------------------------------
Title:                                     Title:
     -------------------------------            -------------------------------
Date:                                      Date:
     -------------------------------            -------------------------------


Sworn and Subscribed Before Me             Sworn and Subscribed Before Me
_____________, 2003.                       _____________, 2003.


------------------------------------       ------------------------------------
Notary Public                              Notary Public
My Commission Expires:                     My Commission Expires:


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

                                IMPORTANT NOTICE

THIS ASSIGNMENT AND TRANSFER OF RECEIVABLES AGREEMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

                ASSIGNMENT AND TRANSFER OF RECEIVABLES AGREEMENT

     This Agreement and Transfer of Receivables Agreement (Agreement) dated this ____ day of ___________, 2003 is by and between INFODATA SYSTEMS INC. (Assignor) and COMMERCE FUNDING CORPORATION (Assignee).

     The Assignor wishes to and has applied to Assignee to sell its accounts receivable. The Assignee is willing to purchase the Assignor's accounts receivable from time to time upon the terms and conditions of this Agreement and those set forth in the Fee Agreement, which agreement is incorporated herein by reference.

     If the accounts receivable to be transferred to the Assignee are for payment on a contract covered by the Assignment of Claims Act of 1940, as amended (see definition of Government Contract), the Government Contract Attachment is incorporated herein by reference as if included in full text herein.

     NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Article 1 - Definitions

     As used in this Agreement, the terms in this Article shall have the meanings set forth below unless the specific content of this Agreement clearly requires a different meaning. The singular use of a term includes the plural and the plural use includes the singular.

Account Receivable - The term Account Receivable shall mean the amount due Assignor from Obligor, in payment for the provision of goods delivered and/or services rendered arising under a Contract.

Advances - The term Advance shall mean the dollar amount Assignee agrees to pay to Assignor, which sum is in excess of and in addition to the Assignment Price of accepted Accounts Receivable assigned by Assignor to Assignee.

Assignment Price - The term Assignment Price shall mean the dollar amount Assignee agrees to pay to Assignor for an Account Receivable upon its assignment by the Assignor to the Assignee, with the Assignment Price being equal to the amount of the assigned Account Receivable multiplied by the Percentage of Debt.

Assignor - The term Assignor shall mean the individual or entity who sells, assigns, and transfers its entire interest in its Accounts Receivable from an Obligor.

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Assignee - The term Assignee shall mean the entity, and/or its successor or assigns that purchases and receives for fair value all of the Assignor's rights, title and interest in the Accounts Receivable of the Contracts assigned.

Commercial Contract - The term Commercial Contract shall mean any Contract (as hereinafter defined) held by Assignor which is not a Government Contract (as hereinafter defined).

Contract - The term Contract shall mean any and all written agreements by and between the Assignor and an Obligor under which the Assignor agrees to provide goods and/or services to the Obligor, for which the Obligor agrees to make a specific payment to the Assignor. This term shall include all subcontracts, delivery orders, purchase orders, letter agreements, instruments, etc.

Event of Default - The term Default shall mean the failure of the Assignor to perform any duty or act set forth herein without cure after any applicable notice is received by Assignor from Assignee, or to commit any act of Default as more particularly described in Article 6 of this Agreement.

Examination Fee - The term Examination Fee shall mean the fee imposed by the Assignee upon the Assignor as set forth in the Fee Agreement, for the cost of conducting an audit, examination or verification of the Assignor's books and records by Assignee or its designated agent.

Exchange Item - The term Exchange Item shall mean a payment to Assignee from an Obligor, with regard to an Account Receivable not on Assignee's books at time of receipt.

Fee Agreement - The term Fee Agreement shall mean that agreement by and between the parties to this Agreement which shall further memorialize the relationship between the parties and set forth various fees, terms and conditions, termination provisions, and other applicable items, all of which are incorporated herein by reference into this Agreement.

Government Contract - The term Government Contract shall mean any Contract held by the Assignor with any federal government department, agency or subdivision thereof. This includes, but is not limited to, all contracts to which 31 U.S.C.,
Section 3727 or 41 U.S.C., Section 15 are applicable.

Guarantee - The term Guarantee shall mean a promise and guarantee of performance and payment given by a guarantor of the Assignor for the benefit of the Assignee.

Guarantor - The term Guarantor shall mean the person or entity who signs the Guarantee.

Holdback - The term Holdback shall mean the excess amount of a payment if any, received by the Assignee from an Obligor over the sum of the Assignment Price ad Transaction Fee.

Invoice - The term Invoice shall mean a declaration of the Assignor which has been certified as accepted or otherwise approved for payment by an Obligor for goods delivered and/or services rendered under a Contract, which approval has not been terminated or withdrawn.

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

Monthly Minimum Charge - The term Monthly Minimum Charge shall mean the combined minimum amount of Interest Fees and Processing Fees for which the Assignor shall be liable in any given month, as set forth in the Fee Agreement.

Obligor - The term Obligor shall mean, with respect to any Contract, the person or entity who has an obligation to pay sums to the Assignor. The term Obligor shall also have the same meaning as given to the term Obligor or Account Debtor, as those terms are utilized in the Uniform Commercial Code.

Payment Instructions - The term Payment Instructions shall mean the direction given by the Assignor to an Obligor respecting the transmittal of monies due to Assignor from such Obligor under a Contract.

Percentage of Debt - The term Percentage of Debt means the portion of the Account Receivable the Assignee is willing to pay Assignor for an Account Receivable at the time it is assigned.

Processing Fee - The term Processing Fee shall mean the fee imposed by the Assignee upon the Assignor as quantified under the terms of the Fee Agreement for the services related to the administration of, or work related to the purchase and collection of Accounts Receivable.

Termination Fee - The term Termination Fee shall mean the fee imposed by the Assignee upon the Assignor as quantified under the terms of the Fee Agreement and may be applicable under Article 8 of this Agreement.

Total Receivables Assigned - The term Total Receivables Assigned shall mean the total dollar amount of all the Accounts Receivable assigned by the Assignor to the Assignee under the terms of this Agreement.

Transaction Fee - The term Transaction Fee shall mean the fees imposed by the Assignee upon the Assignor as set forth in the Fee Agreement, in consideration for the purchase of the Assignor's Accounts Receivable by the Assignee, and for other valuable consideration.

Article 2 - Sale and Purchase of Eligible Accounts Receivable

     a. The Assignee may from time to time at its sole discretion purchase Accounts Receivables of the Assignor upon the terms and conditions herein, but the Assignor agrees that the Assignee is under no obligation now or in the future to purchase any Account Receivable and the Assignee reserves the right to limit credit for any specific Obligor or Invoice.

     b. Upon the offer by the Assignor of an Account Receivable and the acceptance thereof by Assignee, and in consideration for the payment of the Assignment Price, the Assignor hereby absolutely and unconditionally sells, and irrevocably assigns and transfers to Assignee, all of Assignor's right, title and interest in its Accounts Receivable arising under a Contract.

     c. In further consideration for the payment of the Assignment Price, Assignor grants to Assignee a security interest in all of Assignor's accounts receivable now owned or hereafter acquired, including all contract rights, proceeds and returned products thereof, and all accounts


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

and all cash held therein maintained by Assignor with any banks or other financial institutions. The Assignor authorizes the Assignee to file a UCC financing statement describing the collateral listed herein. Assignor agrees that it shall not, without prior written consent of Assignee, (i) grant to any party other than Assignee a security interest in or (ii) authorize any party, other than Assignee, to file a UCC financing statement on any of its Accounts Receivable.

     d. Assignor agrees that upon this sale by Assignor to Assignee, Assignee is entitled to any and all payments due from Obligor, including but not limited to insurance proceeds and proceeds resulting from claims, settlements and guarantees under the Contract.

     e. The Assignor agrees it shall immediately advise the Obligor to pay all amounts due Assignor arising under a Contract to Assignee or Assignee's designee, and Assignor agrees to perform all acts necessary to implement an assignment of proceeds of said Contract in Assignee or Assignee's designee, pursuant to the Uniform Commercial Code and the Federal Acquisition Regulations.

     f. The Assignor further agrees to reference Assignee's Payment Instructions on all Invoices submitted for payment under a Contract.

     g. If Assignor receives any Invoice payments or other monies due under a Contract after the sale of the Accounts Receivable to Assignee, Assignor agrees to hold such funds in trust for the benefit of the Assignee and agrees to immediately turn such sums over to Assignee. In the event that Assignor fails to turn such sums over to Assignee, then Assignor in its sole discretion may replace such sums and all Transaction Fees owing thereon with an Advance which will be subject to all Transaction Fees applicable as described in the Fee Agreement. Notwithstanding the foregoing, Assignor acknowledges that its failure to remit such sums to Assignee constitutes an Event of Default under this Agreement causing all amounts paid by Assignee to Assignor and all Transaction Fees accrued under this Agreement to be immediately due and payable after the expiration of the applicable cure period(s) as set forth in Article 6 of this Agreement.

     h. If an Event of Default without cure has occurred or a shortfall has been determined on an Invoice, it is agreed that any funds in the possession of the Assignee or the proceeds of any other purchased Accounts Receivable now or in the future, including Holdbacks and Exchange Items otherwise due, may be applied to cover any monies due as a result of the Event of Default.

     i. The parties understand and agree that any conversion by the Assignor of monies that are properly due and owing to the Assignee under the assignments created herein, without the express written consent of the Assignee, shall constitute fraudulent conduct by the Assignor and shall entitle the Assignee, among other things, to compensatory and punitive damages from the Assignor in a court of law and may constitute criminal conduct punishable under applicable state law.

     j. Subject to all applicable provisions of the Federal Acquisition Regulations, the Assignor hereby irrevocably appoints and constitutes Assignee, or any of Assignee's agents so designated by Assignee, its true and lawful attorney-in-fact to act on behalf of Assignor in the


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

collection of any Accounts Receivable due Assignor. Assignor shall provide such further written documents and perform such other acts as Assignee may reasonably consider as being necessary to further evidence or secure to Assignee the interests of Assignor.

     k. The parties agree the Assignee shall have the right to call upon Assignor at its place of business, at reasonable times and at intervals to be determined by Assignee, before or after the initial purchase, and without hindrance or delay, to audit, inspect, examine, verify, check and make extracts or photocopies of the books and records of the Assignor and other data related to the Contracts, Obligors and Invoices of the Assignor. Upon the conduct of such examination, Assignor shall, upon billing, pay Assignee an Examination Fee as set forth in the Fee Agreement.

     l. The parties agree that upon receipt and clearance of payment in part or whole by the Obligor of the purchased and assigned Account Receivable, Assignee shall apply said payment against the Assignment Price and fees due, and pay the balance of said Obligor's payment to the Assignor as a Holdback payment.

     m. The Assignee may from time to time at its sole discretion approve in whole or in part, or decline in its entirety any requests for Advances. Any Advances made by Assignee to Assignor shall be due and payable on demand and shall be collateralized by and subject to the security interest granted to the Assignee herein and the Assignee shall have all the rights, guarantees, warranties and remedies for recovery of Advances as it does for all other amounts due and owing herein.

Article 3 - Replacement by Assignor For Nonpayment by Obligor

     a. In the event that an Obligor refuses for any reason to pay an Invoice arising under a Contract or if an Invoice arising under a Contract remains unpaid for the earlier of: (i) more than ninety (90) days from the date funds were advanced by Assignee, or (ii) one hundred and twenty days (120) from the original Invoice date, the Assignor agrees to replace that Invoice with another Invoice of equal or greater value, or buy the Invoice back. Assignee may elect to perform all of the obligations and duties required to be performed by Assignor under the Assignment, however, Assignor shall immediately indemnify Assignee and hold the Assignee harmless for any claim which may result from the action, fault or negligence of Assignee, including, without limitation, any legal fees, costs and expenses incurred by Assignee in defending any such claims.

     b. In the event that the Obligor elects not to make the payment herein assigned for whatever reason as described in Article 3.a of this Agreement, Assignee shall have full recourse against the Assignor and its Guarantor, if any, and the Assignor shall immediately pay to Assignee all sums due under the Assignment, the Fee Agreement and the Guarantor, including without limitation, any and all accrued Transaction Fees applicable plus reasonable attorney's fees and costs of collection.

     c. Notwithstanding the provisions of Sections a. and b. above, the parties agree that until an original Invoice for which funds were advanced is paid in full, Assignee shall retain its


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security interest in the original Invoice irrespective of whether another
Invoice of equal or greater value is given or exchanged.

Article 4 - Payments and Fees

     a. Transaction Fee - In consideration for the valuable service provided by Assignee and the Assignment Price(s) paid hereunder, the Assignor agrees to pay the Assignee a Transaction Fee as set forth in the Fee Agreement executed by the parties and incorporated by reference herein.

     b. Termination Fee - In the event Assignor elects to terminate this Agreement prior to the last day of the Term of this Agreement, as set forth in the Fee Agreement, or if Assignor is in default without cure under the terms of this Agreement, Assignor agrees to pay Assignee a Termination Fee as set forth in the Fee Agreement.

     c. Wire Transfer Fee - If the Assignor elects to receive any payments from Assignee via wire transfer, including the initial payment for purchased Accounts Receivable, Assignor agrees it shall be liable for the applicable Wire Transfer Fee set forth in the Fee Agreement.

Article 5 - Representations and Warranties

     Assignor represents and warrants that

     a. It has good and marketable title to the Accounts Receivable free and clear of all security interests, liens, claims, disputes and encumbrances and that it will warrant and defend the same against all claims and demands of all persons.

     b. The purpose of this Agreement is to assist the Assignor to financially perform its obligations to the Obligors under the Contracts being assigned pursuant to this Agreement.

     c. Assignor understands that record searches will be ordered by Assignee on a periodic basis and that the charge for these searches will be taken out of any payments, including but not limited to Holdbacks or Exchange Items, received by Assignee.

     d. In the vent Assignor becomes a debtor or a creditor in a bankruptcy case or proceeding or in an assignment for the benefit of creditors or receivership proceeding, Assignor agrees to reimburse Assignee for any legal fees and costs incurred by Assignee in connection with such case or proceedings and to grant Assignee immediate relief from the automatic stay to permit the Assignee to pursue its legal rights against the Assignor and the property of the Assignor's bankruptcy estate.

Article 6 - Default

     The occurrence of any of the following events without cure shall constitute an Event of Default and shall entitle Assignee to exercise all of its rights and remedies under this Agreement:

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     a. The failure of Assignor to perform any of its duties pursuant to this
Agreement within ten (10) business days after its receipt of written demand therefor from the Assignee.

     b. The failure of any material representation or warranty made by the Assignor or by any Guarantor to be true in any material respect, as of the date made.

     c. A material breach of or default by the Assignor under any of the terms or conditions set forth in this Agreement, which is not cured within ten (10) business days after notice thereof.

     d. The filing of a Notice of Federal Tax Lien, an Assignment for the Benefit of Creditors, the commencement or institution of a petition in bankruptcy by or against the Assignor.

     e. The failure of any Guarantor to satisfy any obligation imposed by its Guarantee.

     f. Denial of permission to permit Assignee to conduct a field examination or other review of the books and records of Assignor upon reasonable notice.

     g. The conversion by Assignor of monies due and owing to the Assignee under any of the Assignments created herein, without the express written consent of the Assignee.

     h. The granting of a security interest to any party, other than Assignee, in or the authorization of any party, other than Assignee, to file a UCC Financing statement on any of its Accounts Receivable, without the prior written consent of Assignee.

Article 7 - Rights and Remedies

     In addition to all other rights and remedies provided by law, upon the occurrence of an uncured Event of Default, the Assignee may:

     a. Confess judgment or file suit against Assignor or Guarantor for all amounts due and owing Assignee by Assignor or Guarantor;

     b. Seek specific performance or injunctive relief to enforce performance of any duties and agreements, whether or not a remedy at law exists or is adequate; and

     c. Setoff any obligations owing to it by the Assignor against any funds or property held or subsequently acquired by the Assignee.

Article 8 - Termination

     a. In the event there is no new sale of Accounts Receivable by Assignor to Assignee for ninety (90) consecutive days, then Assignee may terminate this Agreement without notice and may setoff any outstanding Transaction Fee and Termination Fee against any funds or property of the Assignor which it is holding or subsequently acquires.

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

     b. Subject to the terms and conditions in the Fee Agreement, Assignee, at its sole discretion, may terminate this Agreement and the corresponding Fee Agreement executed in conjunction with this Agreement upon written notice at any time. Otherwise, this Agreement will continue in full force and effect for the entire exclusive term as set forth in the Fee Agreement.

     c. In addition to any other provision of this Agreement, this Agreement may be terminated by Assignor at any time and for any reason, in which event the Assignor agrees it shall be liable for the Termination Fee set forth in the Fee Agreement.

     d. The parties agree that Assignee shall not be required to file UCC termination statements or otherwise release any collateral until all monies due and owing Assignee by Assignor under this Agreement and the Fee Agreement have been paid and appropriate release are executed by each of the Assignor and the Assignee.

Article 9 - Confession of Judgment

     Upon the happening of any uncured Event of Default or in the event that the Assignor converts monies due and owing to the Assignee under any of the assignments created herein, without the express written consent of the Assignee, such action shall constitute an Event of Default, and in either instance, the Assignor hereby authorizes and empowers Jon J. Prager or any member of the Virginia Bar, to confess judgment against the Assignor for the principal amount(s) assigned which were converted or defaulted upon by the Assignor, plus interest, attorneys fees equal to the actual amounts payable by the Assignee to its attorneys in such action, and costs and expenses incurred in collecting any amounts owing to the Assignee under this Agreement, and further, Assignor hereby waives protest, presentation and demand.

Article 10 - Proof of Sums Due

     In any action or proceeding brought by Assignee to collect sums owed on the obligations of the Assignor, a certificate signed by an officer of the Assignee setting forth the unpaid balances of principal and any accrued fees including legal fees shall be presumed correct and shall be admissible as evidence for the purpose of establishing the truth of what it asserts.

Article 11 - Waiver of Trial by Jury

     The Assignor hereby waives the right to a trial by jury with respect to any action, claim, suit or proceeding in respect of or arising out of this Agreement, the Fee Agreement and/or related guaranties.

Article 12 - Limitation of Liability - Consequential Damages or Punitive Damages

     Notwithstanding any other provision of this Agreement or applicable law or regulation, under no circumstances shall Commerce Funding Corporation be liable to the Assignor for any indirect, incidental, special or consequential damages (including lost profits) or punitive damages, however caused, whether as a consequence of the negligent act or omission of


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

Commerce Funding Corporation, its agents or employees, or otherwise, except in the case of any legal action undertaken by the Assignee against the Assignor in which the Assignor is the prevailing party. This includes, but is not limited to, any declination of Commerce Funding Corporation to advance funds for any invoice under the contract identified in Schedule A of the Assignment and Transfer of Receivables Agreement, or the Government Contract Attachment to the Assignment and Transfer of Receivables Agreement.

Article 13 - Applicable Law; Consent as to Jurisdiction; Agreement as to Venue

     This Agreement and all representations, warranties, covenants, powers, and rights herein contained shall be interpreted and constructed in accordance with the laws of the Commonwealth of Virginia. Furthermore, the Assignor and the Assignee irrevocably consent to the jurisdiction of the courts of Virginia, and if federal jurisdiction exists, for the United States District Court for the Eastern District of Virginia, in addition to any other federal or state courts in any other state in which jurisdiction and venue may be appropriate as a result of any contacts or connection of the Assignor and the Assignee with such state. Assignor ad Assignee agree that venue shall be proper in any circuit court in the Commonwealth of Virginia, and each party waives any right to object to the maintenance of a suit in any of the courts identified above on the basis of improper venue or of inconvenience of forum.

Article 14 - Severability

     The terms and conditions of this Agreement are severable so that in the event any portions of this Agreement shall be finally determined by any court of competent jurisdiction to be invalid or unenforceable, such provision shall be deemed void and the remainder of this Agreement shall continue in full force and effect.

Article 15 - Counterparts

     This Agreement may be executed by either or both parties in separate counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Article 16 - Photocopies via Facsimile Sufficient

     A carbon, photographic or other reproduction of an Invoice transmitted via facsimile shall be sufficient as if the original had been submitted.

Article 17 - Entire Agreement

     This Agreement and the Fee Agreement represent the entire agreement of the parties, including all obligations and warranties of Assignor, and supersedes all prior communications, both oral and written, between the Assignor and the Assignee with respect to the subject matter of this Agreement. If the Obligor is the government of the United States or any agency, department or subdivision thereof, the Government Contract Attachment is incorporated by reference as if included in full text herein, and is part of this Agreement.

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

Article 18 - Acceptance

     Neither this Agreement nor any other Agreement pursuant to any contract financing arrangement between the parties shall be deemed accepted or constitute an offer or be binding upon Assignee until accepted and executed by Assignee's authorized officer at its principal office in Vienna, Virginia.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be duly executed as of the day and year first above written.

ASSIGNOR                                   ASSIGNEE

INFODATA SYSTEMS INC.                      COMMERCE FUNDING CORPORATION


Signature:                                 Signature:
          --------------------------                 --------------------------
Printed Name:                              Printed Name:
             -----------------------                    -----------------------
Title:                                     Title:
     -------------------------------            -------------------------------

(SEAL)                                     (SEAL)


Sworn to and subscribed before me          Sworn to and subscribed before me
this ____ day of ___________, 2003.        this ____ day of ___________, 2003.


------------------------------------       ------------------------------------
NOTARY PUBLIC                              NOTARY PUBLIC

My Commission Expires:                     My Commission Expires:
                      --------------                             --------------

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